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                          ACTIVE ASSETS CALIFORNIA TAX-FREE

    Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


(16) The Trust's current yield for the seven days ending
     June 30, 1997

    (A-B)   x   365/N

    (1.000626-1)  x  365/7      =           3.26%

    The Trust's effective annualized yield for the seven days ending
    June 30, 1997

         365/N
    A              - 1

              365/7
    1.000626             - 1    =           3.32%

    A =  Value of  a share of the Trust at end of period.
    B =  Value of  a share of the Trust at beginning of period.
    N =  Number of days in the  period.


CALCULATION                  Tax equivalent Yield  =6.06% Based on a tax
                                                       bracket of 46.24%

(1.000626 -1)  x  365/7
      =           3.26%

((1.000626)  ^ 52.14285714-1)
       =          3.32%

TAX  BRACKET :  46.24%

FORMULA (CURRENT 7 DAY YIELD / 1-.4624)
CURRENT 7 DAY  YIELD : 3.26
3.26/.5376
TAX EQUIVALENT YIELD=   6.06%